As filed with the Securities and Exchange Commission on August 12, 2010

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMAG PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2742593
(State of Incorporation)	(I.R.S. Employer Identification No.)

100 Hayden Avenue

Lexington, Massachusetts 02421

(Address of principal executive offices)

AMAG Pharmaceuticals, Inc. Second Amended and Restated 2007 Equity Incentive Plan

AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan

(Full title of the plans)

Brian J.G. Pereira, MD

President and Chief Executive Officer

AMAG Pharmaceuticals, Inc.

100 Hayden Avenue

Lexington, Massachusetts 02421

(617) 498-3300

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Miguel J. Vega, Esq.

Cooley LLP

500 Boylston Street

Boston, MA 02116

(617) 937-2319

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer ☒	Accelerated filer ☐

Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)		Proposed Maximum Offering Price per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
AMAG Pharmaceuticals, Inc. Second Amended and Restated 2007 Equity Incentive Plan
Shares Reserved for Grant
Common Stock (par value $.01 per share)	800,000	(3)	$30.92	$24,736,000	$1,764	(3)
AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan
Shares Reserved for Grant
Common Stock (par value $.01 per share)	100,000	(4)	$30.92	$3,092,000	$221
Total:	900,000			$27,828,000	$1,985

(1)           This Registration Statement shall also cover any additional shares of Registrant’s common stock that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration which results in an increase in the number of the outstanding shares of Registrant’s common stock.

(2)           Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) and 457(h) of the Securities Act of 1933, as amended.  The price per share and aggregate offering price is based upon the average of the high and low prices of Registrant’s common stock on August 9, 2010 as reported on the NASDAQ Global Market.

(3)           The AMAG Pharmaceuticals, Inc. Second Amended and Restated 2007 Equity Incentive Plan (the “Second Amended and Restated 2007 Plan”) authorizes the issuance of shares of common stock of AMAG Pharmaceuticals, Inc. (the “Company”) up to a maximum number equal to the sum of (a) 800,000 shares of common stock, (b) 2,600,000 shares of common stock previously registered for offer or sale under the Company’s Amended and Restated 2007 Equity Incentive Plan, and (c) 1,371,130 shares previously registered for offer or sale under the Company’s Amended and Restated 2000 Stock Plan (the “2000 Plan”) which (i) are issuable pursuant to awards outstanding under the 2000 Plan as of the effective date of the Company’s 2007 Equity Incentive Plan which would have otherwise reverted to the share reserve of the 2000 Plan pursuant to the provisions thereof, or (ii) were not issued under the 2000 Plan, and in each case, which may be offered or sold under the Second Amended and Restated 2007 Plan (such shares listed under clauses (b) and (c), the “Carried Forward Shares”).  The Carried Forward Shares were registered on Registration Statements on Form S-8 filed on February 6, 2002 (File No. 333-82292), February 8, 2006 (File No. 333-131656), January 15, 2008 (File No. 333-148682), and June 12, 2009 (File No. 333-159938), and the Company paid a total registration fee of $11,134.63, of which $9,780.04 related to the Carried Forward Shares.  In accordance with Instruction E to the General Instructions to Form S-8 and other guidance promulgated by the Securities Exchange Commission, the Company has carried forward the registration fee for the Carried Forward Shares.

(4)           The AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (the “2010 Plan”) authorizes the issuance of 100,000 shares of common stock of the Company.

EXPLANATORY NOTE

Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference Registration Statements on Form S-8 filed on February 6, 2002 (File No. 333-82292), February 8, 2006 (File No. 333-131656), January 15, 2008 (File No. 333-148682), and June 12, 2009 (File No. 333- 159938), which registered 3,971,130 shares of common stock of the Company with respect to the Second Amended and Restated 2007 Equity Incentive Plan for which registration fees were paid with the filing of such Registration Statements.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Second Amended and Restated 2007 Plan and the 2010 Plan as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), and are not required to be filed as part of this Registration Statement.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

AMAG Pharmaceuticals, Inc. (the “Registrant”) hereby incorporates the following documents herein by reference:

(a) the Registrant’s latest Annual Report on Form 10-K for the fiscal year ended December 31, 2009, filed with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 26, 2010;

(b) all other reports filed with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act subsequent to December 31, 2009;

(c) the description of the Common Stock, $0.01 par value per share, contained in Item I of the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on June 26, 2006 (File No. 0-14732), including all amendments or reports filed for the purpose of updating such description; and

(d)  the description of Company’s Series A Junior Participating Preferred Stock Purchase Rights contained in Item I of the Company’s Registration Statement on Form 8-A, filed with the Commission pursuant to Section 12 of the Exchange Act on September 4, 2009 (File No. 01-10865), including all amendments or reports filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference from the date of filing of such documents.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.

Item 6.  Indemnification of Directors and Officers.

Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorney’s fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or in the right of the corporation, no indemnification may be made in respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses that the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorney’s fees) actually and reasonably incurred by him or her in connection therewith.

The Registrant’s Certificate of Incorporation, as amended, provides that the Registrant shall, to the fullest extent permitted by law, indemnify all directors and officers of the Registrant and, if approved by the Registrant’s Board of Directors, all employees and agents of the Registrant. The Certificate of Incorporation also contains a provision eliminating the liability of directors of the Registrant to the Registrant or its stockholders for monetary damage, to the fullest extent permitted by law. The Certificate of Incorporation also permits the Registrant to maintain insurance to protect itself and any director, officer, employee or agent against any liability whether or not the Registrant would have the power to indemnify such persons under the General Corporation Law of Delaware.

The Registrant has entered into indemnification agreements with each of its current directors and certain of its officers, pursuant to which the Registrant agreed to indemnify each director and such officers with respect to any expenses, judgments, fines, penalties, and amounts paid in settlement in connection with any claim, pending or completed action, suit or proceeding, or any inquiry or investigation, related to any actions taken by the director or officer related to their service as a director or officer if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful.

Item 7.    Exemption from Registration Claimed.

Not applicable.

Item 8.    Exhibits.

Exhibit Number	Description

4.1	Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q filed November 5, 2009, File No. 1-10865)

4.2

Rights Agreement dated as of September 4, 2009 by and among AMAG Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732)

4.3	Form of Right Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732)

Exhibit Number		Description

5.1	*	Opinion of Cooley LLP

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of Cooley LLP is contained in Exhibit 5 to this Registration Statement

24.1	*	Power of Attorney is contained on the signature pages

99.1

AMAG Pharmaceuticals, Inc. Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 19, 2010, File No. 1-10865)

99.2	*	AMAG Pharmaceuticals, Inc. Form of Option Agreement (ISO)

99.3	*	AMAG Pharmaceuticals, Inc. Form of Option Agreement (Nonqualified Option)

99.4

AMAG Pharmaceuticals, Inc. Form of Option Agreement (Nonqualified Option) for Annual Director Grants under the Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010, File No. 0-10865)

99.5	*	AMAG Pharmaceuticals, Inc. Form of Restricted Stock Unit Agreement

99.6

AMAG Pharmaceuticals, Inc. Form of Restricted Stock Unit Agreement for Annual Director Grants under the Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010, File No. 0-10865)

99.7

AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 19, 2010, File No. 1-10865)

* Exhibits marked with an asterisk (“*”) are filed herewith.

Item 9.    Undertakings.

1.             The undersigned Registrant hereby undertakes:

(a)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act, if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)         To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(b)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)           That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)            Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424 of the Securities Act;

(ii)           Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)         The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)          Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

2.             The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s Annual Report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s Annual Report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.             Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Lexington, Commonwealth of Massachusetts, on August 12, 2010.

AMAG PHARMACEUTICALS, INC.

By:	/s/ Brian J. G. Pereira, M.D.
Brian J.G. Pereira, M.D.
President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian J.G. Pereira, MD and Joseph L. Farmer, and each or any one of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/S/ BRIAN J.G. PEREIRA, M.D.	President, Chief Executive Officer and Director	August 12, 2010
(Brian J.G. Pereira)

/S/ DAVID A. ARKOWITZ	Executive Vice President, Chief Financial Officer and Chief Business Officer	August 12, 2010
(David A. Arkowitz)

/S/ JOSEPH V. BONVENTRE, M.D., PH.D	Director	August 12, 2010
(Joseph V. Bonventre, M.D., Ph.D)

/S/ MICHAEL NARACHI	Director	August 12, 2010
(Michael Narachi)

/S/ ROBERT J. PEREZ	Director	August 12, 2010
(Robert J. Perez)

/S/ LESLEY RUSSELL, MB. CH.B., MRCP	Director	August 12, 2010
(Lesley Russell, MB. Ch.B., MRCP)

/S/ DAVEY S. SCOON	Director	August 12, 2010
(Davey S. Scoon)

/S/ RON ZWANZIGER	Director	August 12, 2010
(Ron Zwanziger)

EXHIBIT INDEX

Exhibit Number		Description

4.1		Specimen certificate representing the Company’s Common Stock (incorporated herein by reference to Exhibit 4.3 to the Quarterly Report on Form 10-Q filed November 5, 2009, File No. 1-10865)

4.2

Rights Agreement dated as of September 4, 2009 by and among AMAG Pharmaceuticals, Inc. and American Stock Transfer & Trust Company, LLC (incorporated herein by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732)

4.3		Form of Right Certificate (incorporated herein by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed September 4, 2009, File No. 0-14732)

5.1	*	Opinion of Cooley LLP

23.1	*	Consent of PricewaterhouseCoopers LLP

23.2	*	Consent of Cooley LLP is contained in Exhibit 5 to this Registration Statement

24.1	*	Power of Attorney is contained on the signature pages

99.1

AMAG Pharmaceuticals, Inc. Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 19, 2010, File No. 1-10865)

99.2	*	AMAG Pharmaceuticals, Inc. Form of Option Agreement (ISO)

99.3	*	AMAG Pharmaceuticals, Inc. Form of Option Agreement (Nonqualified Option)

99.4

AMAG Pharmaceuticals, Inc. Form of Option Agreement (Nonqualified Option) for Annual Director Grants under the Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.4 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010, File No. 0-10865)

99.5	*	AMAG Pharmaceuticals, Inc. Form of Restricted Stock Unit Agreement

99.6

AMAG Pharmaceuticals, Inc. Form of Restricted Stock Unit Agreement for Annual Director Grants under the Second Amended and Restated 2007 Equity Incentive Plan (incorporated herein by reference to Exhibit 10.5 to the Company’s Quarterly Report on Form 10-Q filed August 5, 2010, File No. 0-10865)

99.7

AMAG Pharmaceuticals, Inc. 2010 Employee Stock Purchase Plan (incorporated herein by reference to Appendix B to the Company’s Definitive Proxy Statement on Schedule 14A, filed April 19, 2010, File No. 1-10865)